UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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The Ohio Art Company
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE OHIO ART COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 1, 2004

Bryan, Ohio
April 30, 2004

To the Shareholders of

The Ohio Art Company

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of THE OHIO ART COMPANY will be held at the Summit Club, 110 W. Berry Street, Fort Wayne, Indiana, on June 1, 2004 at 10:00 AM local time for the following purposes:

1.  To elect three directors to serve for a term of two years.

2.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 22, 2004 are entitled to notice of and to vote at the meeting.  Accompanying this notice is a proxy, a Proxy Statement and a copy of the Company’s fiscal 2004 Annual Report.

William C. Killgallon
Chairman of the Board

IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING; THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  NO STAMP IS NECESSARY IF MAILED IN THE U.S.

THE OHIO ART COMPANY

One Toy Street

Bryan, OH 43506

PROXY STATEMENT

Annual Meeting of Shareholders, June 1, 2004

The accompanying proxy is solicited on behalf of the Board of Directors for use at the annual meeting of shareholders to be held on June 1, 2004.  The proxy and this proxy statement are being mailed to shareholders on or about April 30, 2004.  The expense of this solicitation is to be borne by the Company, and the Company may also reimburse persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending proxies and proxy material to their principals.

Unless authority is withheld, proxies in the accompanying form which are properly executed and duly returned to the Company will be voted at the meeting in favor of the election as directors of the nominees listed below.  Each proxy granted is revocable and may be revoked either by executing a later dated proxy or by giving notice to the Company in writing or at the meeting before any vote is taken.

As of April 22, 2004, the record date set by the Board of Directors, the Company had outstanding and entitled to vote at the meeting or at any adjournments thereof 886,784 shares of Common Stock.  Each shareholder on the record date is entitled to one vote for each share held.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

The Board of Directors of the Company is divided into two classes, with one class being elected each year for a two-year term.  The Company’s Code of Regulations provides that the Board of Directors shall consist of seven directors or such other number as may be fixed at a meeting of shareholders.  Shareholders are being asked to elect three directors to serve for a term of two years or until their respective successors are elected and qualified.  Proxies given to the Board of Directors will be voted in accordance with the direction of the shareholders.  It is expected that shares held by the Killgallon Family (as defined below) will be voted to elect the three nominees set forth in the following tabulation.  Directors will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote at the meeting.

If any nominee named herein shall be unable to serve, the proxies will be voted for a substitute nominee and for the other nominees.  The Company has no reason to believe that any listed nominee will be unable to serve.  The following information has been furnished by the respective nominees and continuing directors:

Name and Age	Position with the Company or Other Principal Occupation and Other Directorships	Director Since

NOMINEES TO SERVE UNTIL 2006

Neil H. Borden, Jr. (72)	Professor of Business Administration (Emeritus), Darden Graduate School of Business Administration, University of Virginia, 1963 to present.	1988

William C. Killgallon (65)	Chairman of the Board and Chief Executive Officer since June 1989. Also Director of Columbia Ventures.	1965

Frederick W. Axley (62)

Attorney; President of the Board of Directors, Friends of the Chicago River.  Previously served as Partner, McDermott, Will & Emery (a law firm) from 1969 to 2003.  Since 2003, Mr. Axley has been serving as Of Counsel at McDermott, Will & Emery.

		n/a

DIRECTORS CONTINUING TO SERVE UNTIL 2005

Martin L. Killgallon II (56)	President since June 1989.	1981

Frank L. Gallucci (79)	Attorney; From 1951 to the present Chairman and Managing Director Devonshire Limited (an investment company). Previously served as Senior Partner of Gallucci, Hopkins & Theisen (a law firm) from 1976 to 1993.	1995

Joseph A. Bockerstette (46)	Partner, Equity Management Group (an investment company) since 1998. Previously President of Seyfert Foods, Inc. from 1994 to 2000.	1997

Raymond A. Olczak (57)	Certified Public Accountant. Previously served as Tax Partner for Ernst & Young LLP from 1981 to 2001. Retired from 2001 to present.	2003

William C. Killgallon and Martin L. Killgallon are siblings.  The Killgallons are “control” persons at the Company, as that term is defined by regulations of the Securities and Exchange Commission.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL

SHAREHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

Set forth in the following table are the beneficial holdings on the basis described above as of April 22, 2004 of: (a) each person known by the Company to own beneficially more than 5% of its outstanding stock, (b) directors or nominees not listed in (a), and (c) officers and directors as a group and certain members of the Killgallon family, the owners in each case having the sole voting and investment power, except as otherwise noted.

NAME		SHARES		% OF CLASS

(a)	William C. Killgallon*	187,879	(1)(2)(3)	21.2%
	P.O. Box 111
	Bryan, Ohio 43506

	Martin L. Killgallon, II*	239,179	(1)(3)(4)	27.0%
	P.O. Box 111
	Bryan, Ohio 43506

	William C. Killgallon and Martin L. Killgallon II as Trustees of the Company’s Employee Stock Ownership Plan	55,770	(3)	6.3%
	P.O. Box 111
	Bryan, Ohio 43506

(b)	Frederick W. Axley	—		**
	Joseph A. Bockerstette*	—		**
	Neil H. Borden, Jr.*	606		**
	Frank L. Gallucci*	1,000		**
	Raymond A. Olczak*	100		**
	Wayne E. Shaffer*	1,000		**

(c)	Officers and Directors as a Group (11 Persons)	375,098	(5)	42.3%

*  A director

**  Less than 1%

(1)          Includes 1,200 shares held by the Killgallon Foundation, of which William C. Killgallon and Martin L. Killgallon II are officers and directors, and as to which beneficial ownership is disclaimed.

(2)          Does not include 5,390 shares owned by his wife or 75,910 shares held by his wife as trustee for the benefit of children and grandchildren.

(3)          Includes 55,770 shares which reflect allocated and unallocated shares held in the ESOP (as defined below) as to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the ESOP’s Plan Committee, have shared investment power.  Of these 55,770 shares, 11,074 shares reflect shares that have not been allocated to participants’ accounts and to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the Plan Committee, have shared voting power.   Of the 44,696 allocated shares, 5,985 and 5,810 shares have been allocated to the accounts of William C. Killgallon and Martin L. Killgallon II, respectively, as to which they have sole voting power.  The Killgallons have no voting power with respect to the remaining 32,901 shares in the ESOP.   The Killgallons disclaim beneficial ownership of all the shares held in the ESOP other than those allocated to their respective accounts.

(4)          Includes 20,960 shares held for children of Martin L. Killgallon II as to which beneficial ownership is disclaimed, but does not include 2,329 shares owned by his wife or 44,285 shares held by adult children.

(5)          Includes shares held by directors in (a) and (b) above, but excludes duplications.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company’s directors, officers, and stockholders file with the Securities and Exchange Commission and the American Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company.  Based solely on its review of forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended January 31, 2004 by its officers, directors or stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual compensation for the Company’s Chief Executive Officer and Chief Operating Officer, who is the Company’s most highly compensated executive officer whose aggregate compensation exceeded $100,000, as well as the total compensation paid to each of these individuals for the Company’s three previous fiscal years.

	ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS (a)	ALL OTHER COMPENSATION (b)

William C. Killgallon	2004	$257,150	$0	$12,405
Chairman of the Board	2003	258,902	24,700	12,316
and Chief Executive Officer	2002	247,884	182,000	34,644

Martin L. Killgallon II	2004	$257,150	$0	$13,315
President and Chief	2003	258,902	24,700	12,703
Operating Officer	2002	247,884	182,000	19,662

(a)                  The bonus figure represents cash bonus for the fiscal year in which it was earned.

(b)                 Consists of non-cash compensation, including term life insurance, company cars and car allowances, and a non-qualified supplemental pension plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

The fundamental philosophy of the Company’s compensation program is to offer competitive compensation opportunities for all employees, based primarily on the individual employee’s personal performance relative to their area of responsibility and the contribution to the short-term and long-term strategic objectives of the Company.  The philosophy is further driven by the concept of paying minimal annual inflationary increases and, instead, rewarding the employee through a generous incentive program when the Company is profitable.

The compensation of the executive officers of the Company and its subsidiaries, and those employees drawing over $75,000 per year is reviewed annually and recommended by the Compensation Committee to the Board of Directors for their approval.  Unanimous approval of the recommendation was made by the Directors.  The “committee” is comprised entirely of non-employee directors.

The foundation of the Company’s executive compensation program is based upon the promotion of the Company’s short-term and long-term business objectives, the creation of a performance-oriented environment, and the enhancement of shareholder value through the greatest achievable profitability.

The elements of the Company’s executive compensation program are:

• Base salary compensation

• Annual incentive compensation

Base salary compensation is intended to compensate the executive officers at a level commensurate with their responsibilities and contribution to the short- and long-term objectives of the Company.  The Committee further takes into account the local and general economic conditions, future business prospects, and length of employment with the Company.

Annual incentive compensation is purely short-term performance based, and is comprised of the Company’s Cash Bonus Incentive Plan and the ESOP Profit Sharing Plan.  These plans provide annual incentive awards, payable in cash and the Company’s common stock, respectively, based upon the profitability of the Company and other considerations.

In its annual review of executive officer compensation for fiscal 2004, and based on interim financial statements available for fiscal 2004, the Committee considered the bonus of the Company’s Chief Executive Officer, William C. Killgallon, and Chief Operating Officer, Martin L. Killgallon II, for fiscal 2004 and the level of base salary for fiscal 2005 in light of the Company’s estimated overall performance for fiscal 2004, and the performance of the Chief Executive Officer and Chief Operating Officer relative to the long-term objectives of the Company.  Based on that review, no bonuses related to performance for fiscal 2004 were authorized; however, the Committee approved salary increases for fiscal 2005.  Historically, the Committee takes into account the success of the Company in meeting its financial performance objectives for the prior year and the Chief Executive Officer’s and the Chief Operating Officer’s length of service to the Company in determining base salary.

The foregoing report is submitted by the members of the Company’s Compensation Committee.

Neil H. Borden, Jr.
Wayne E. Shaffer (Chairman)

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return, assuming reinvestment of dividends, to the shareholders of the Company (OAR) during the five-year period ended January 31, 2004, as well as an overall stock market index (The Russell 2000 Index) and the Company’s peer group index, which consists of First Years Incorporated, Hasbro Incorporated, and Mattel Incorporated.

Comparison of Five-Year Cumulative Total Return*

Ohio Art Company, Russell 2000 Index And Peer Group

(Performance Results Through 1/31/2004)

	1/31/99	1/31/00	1/31/01	1/31/02	1/31/03	1/31/04
Ohio Art Company	$100.00	$115.25	$18.31	$171.02	$95.90	$77.35
Russell 2000 Index	$100.00	$116.27	$117.56	$111.73	$86.07	$134.31
Peer Group	$100.00	$52.93	$61.90	$81.36	$78.80	$86.82

Assumes $100 invested at the close of trading 1/31/99 in Ohio Art Company common stock, Russell 2000 Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.	Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

RETIREMENT PLANS

The Company maintains defined benefit qualified retirement plans applicable to employees of the Company and its subsidiaries, providing a pension based on compensation and years of service.

Set forth below are estimated annual benefits payable for the lifetime of a participant who is in both of the Company’s defined benefit plans on retirement at age 65 in the remuneration and service class specified.  Plan beneficiaries may elect actuarially equivalent benefits including lump sum benefits under one plan.

ESTIMATED ANNUAL RETIREMENT BENEFITS (1)

Average Compensation (3)	Years of Service at Retirement (2)
	10	20	25	30

$100,000	$14,200	$28,000	$34,700	$41,300
200,000	26,500	52,500	65,400	78,200
250,000	32,600	64,800	80,800	96,600
300,000	38,700	77,100	96,100	115,000
350,000	44,900	89,400	111,500	133,500
400,000	51,000	101,700	126,800	151,900

(1)          One plan was amended on March 13, 1992 to comply with Tax Reform Act of 1986.  Individuals’ benefits are never less than the benefits based on the provisions of the plan prior to amendment, determined as of March 31, 1992, or, for certain highly compensated employees, as of December 30, 1989.

(2)          Benefits will vary slightly between individuals because benefit rate increases under one plan apply only to service after the effective date of the increase.  Benefits shown include the maximum benefit payable for retirements during 2004 under this plan.

(3)          Under one plan, based on the average of the highest five consecutive years of the ten years prior to retirement.   The Internal Revenue Code limits the amount of annual compensation that may be taken into account in determining an individual’s benefit accrued under a qualified retirement plan.  The current maximum amount of annual compensation is $205,000, and this limit is expected to be adjusted annually to reflect cost-of-living increases.

The years of credited service for participants listed in the remuneration table are William C. Killgallon, 35 years and Martin L. Killgallon II, 25 years.  Although current IRS regulations limit compensation that may be taken into account in determining an individual’s pension to $205,000 per year and lower amounts prior to 2004, the Company has a non-qualified supplemental pension plan which will make up the difference between actual compensation and the IRS limitation.  The plan covers both individuals listed under Compensation of Executive Officers.  Based on the supplemental plan, the current covered compensation for both of the above individuals is William C. Killgallon $293,882 and Martin L. Killgallon II $293,959.

BOARD OF DIRECTORS

The Company’s Board of Directors had four regular meetings in the calendar year 2003.  Members of the Board who are not otherwise compensated by the Company received a fee of $12,500 for their services in the calendar year 2003, and in addition, were compensated at a rate of $1,000 for each committee meeting held on a date other than a Board meeting date and each Board meeting in excess of five per year attended.  Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.  Each incumbent director attended and/or participated telephonically in at least 75% of the meetings of the Board and committees of which he was a member.

COMMITTEES

The Company has standing Executive, Audit, and Compensation Committees, but no Nominating Committee; changes in the Board of Directors are considered by a majority of the independent directors.  A majority of the independent directors will consider Board nominees recommended by shareholders. Those recommendations should be sent to the Board of Directors, care of the Corporate Secretary of The Ohio Art Company, P.O. Box 111, Bryan, Ohio 43506.  In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company as set forth under “Shareholder Proposals” below.  Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other Board of Directors memberships (if any).  You must submit the nominee’s consent to be elected and to serve.  A majority of the independent directors may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.  A majority of the independent directors will follow procedures which they deem reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent Board of Directors members and by shareholders. A majority of the independent directors will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of shareholders as a whole and not any specific interest group or constituency.  A majority of the independent directors will consider a candidate’s qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, a candidate’s technical background or professional qualifications and other public company Boards of Directors on which the candidate is a director.  A majority of the independent directors will also consider whether the candidate would be “independent” for purposes of the American Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

Executive Committee.  The members of the Executive Committee are William C. Killgallon and Martin L. Killgallon II.  The Executive Committee did not meet in calendar year 2003.  The Executive Committee has all of the authority of the Board of Directors (except for action relating to dividends, stock issuances, and certain fundamental corporate changes) between Board meetings.

Audit Committee.  The members of the Audit Committee are Raymond A. Olczak, Neil H. Borden, Jr. and Joseph A. Bockerstette.  Mr. Bockerstette served as Chairman.  In calendar year 2003, this Committee met six times.  The responsibilities of the Audit Committee include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters.  Each Committee member is independent as defined in the American Stock Exchange listing standards. The Company’s Board of Directors has determined that Mr. Olczak is considered to be an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission. A copy of the Company’s Audit Committee Charter is attached hereto as Annex A.

Compensation Committee.  The members of the Compensation Committee are Wayne E. Shaffer and Neil H. Borden, Jr.  Mr. Shaffer served as Chairman.  In calendar year 2003, this Committee met once.  This Committee reviews and recommends compensation of those employees drawing over $75,000 per year.

Corporate Governance Practices and Shareholder Communications

Neil H. Borden, Jr., Frederick W. Axley, Frank L. Gallucci, Joseph A. Bockerstette and Raymond A. Olczak are considered by the Company to be independent within the meaning of the rules of the American Stock Exchange.

The Board of Directors has adopted a Code of Ethics Policy, which was approved by the Board on November 19, 1976.  Copies of the policy may be obtained by request to the Secretary of the Company. Those requests should be sent to: Corporate Secretary, Ohio Art Company, P.O. Box 111, Bryan, Ohio 43506.

Shareholders may send communications to Board of Directors members by either sending a communication to the Board of Directors and/or a particular Board of Directors member care of the Corporate Secretary, The Ohio Art Company, P.O. Box 111, Bryan, Ohio 43506. Communications will be compiled by the Corporate Secretary and forwarded in their entirety to the Board or the director accordingly. Communications intended for non-management directors should be directed to the Chair of the Audit Committee.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and attached herewith, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2004 Annual Report to Stockholders.  Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with Plante & Moran, PLLC, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee).  SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies and unusual transactions, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management,

(vi) any difficulties encountered in performing the audit, (vii) any consultations with other accountants, and (viii) any major issues discussed with management prior to their retention.

We have received from Plante & Moran, PLLC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Plante & Moran, PLLC and the Company that in their professional judgment may reasonably be thought to bear on independence.  Plante & Moran, PLLC has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2004 Annual Report to Stockholders, we have recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.  That is the responsibility of management and the Company’s independent auditors.  In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to the financial statements.

Respectfully submitted by:

Joseph A. Bockerstette (Chairman)

Neil H. Borden, Jr.

Raymond A. Olczak

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during fiscal 2004, and no member of the Compensation Committee was formerly an officer of the Company.

INDEPENDENT AUDITORS

The Board of Directors had selected Crowe, Chizek and Company, LLP as its independent auditors for the fiscal year ended January 31, 2003.  On July 19, 2002, the Board of Directors, upon the recommendation of its audit committee, terminated its appointment of Crowe, Chizek and Company, LLP, and so notified them.

Crowe Chizek’s report on the consolidated financial statements of the Corporation for the fiscal year ended January 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee of the Company’s Board of Directors and the full Board of Directors on July 19, 2002 approved Plante & Moran, PLLC as its principal accountants.  Representatives of Plante & Moran, PLLC are not expected to be present at the annual meeting.

Set forth below is a summary of certain fees paid to Plante & Moran PLLC and Crowe, Chizek and Company LLP for services for the years ended January 31, 2004 and January 31, 2003.

	2004	2003
Audit Fees	$83,500	$87,850

Audit-Related Fees	10,500	13,000

Tax Fees	13,370	8,170

All Other Fees	0	0

Total	$107,370	$109,020

Below is a description of the nature of services comprising the fees disclosed for each category above.

Audit Fees

Fees paid for audit services include fees for the annual audit and review of the Company’s reports on Form 10-K and Form 10-Q each year.

Audit-Related Fees

Audit-related fees were incurred for work performed by the independent auditors with respect to audits for the Company’s pension plans.

Tax Fees

Fees paid for tax services were incurred for work performed by the independent auditors with respect to research into tax issues and tax compliance.  Work performed also included assistance with tax filings and research into requirements related to property tax returns.

All Other Fees

There were no amounts paid to its independent auditors by the Company for any services except for those services described above.

Pre-Approval of Services by External Auditor

The Audit Committee pre-approved all audit, audit-related, and tax services performed by the Company’s external auditors for fiscal year 2004.  The Audit Committee approves all audit fees and terms for all services provided by the independent auditor and considers whether these services are compatible with the auditor’s independence.  There is no de minimis provision under which the pre-approval process would be waived. The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent auditors during the Company’s most recent fiscal year are compatible with maintaining the independence of such auditors.

SHAREHOLDER PROPOSALS

For inclusion in the Company’s 2005 proxy statement, all shareholder proposals for consideration at the annual meeting of the shareholders of the Company to be held in 2005 must be received at the Company’s executive offices by December 30, 2004.  Proposals must also comply with regulations of the Securities and Exchange Commission.

Shareholders wishing to bring a proposal for the 2005 Annual Meeting, but not include it in the proxy statement, must cause written notice of the proposal to be received by the Secretary at the Company’s Executive Office, P. O. Box 111, Bryan, Ohio 43506, by no later than March 17, 2005.

OTHER BUSINESS

The management knows of no other business to be transacted, but if any other business does come before the meeting, the persons named as proxies will vote or act with respect to such business in accordance with their best judgment.

William C. Killgallon
Chairman of the Board
Dated: April 30, 2004	Chief Executive Officer

Annex A

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee.  The Audit Committee shall be composed of three or more directors, as determined by the Board.  The members of the Audit Committee will meet the current independence and experience requirements of the American Stock Exchange (AMEX).

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company.  In so doing, it is the responsibility of the Audit Committee to maintain free, effective, and open means of communication among the directors, the independent auditors, and the financial management of the company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•                  Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the company, and its divisions and subsidiaries.  The company’s independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

•                  Assess the external auditors’ process for identifying and responding to key audit and internal control risks.

•                  Review the external auditors’ identification of issues and business and financial risks and exposures.

•                  Confirm and assure the independence of the independent auditors, including a review of the nature of all services provided by the independent auditors and the related fees.

•                  Require the independent auditors to periodically submit a formal written statement delineating all relationships between the auditors and the company, actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and, if appropriate, recommend that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

•                  Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•                  Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendation for the improvement of such internal control procedures or particular areas where new or more effective controls or procedures are desirable.  Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.  Further, the Audit Committee periodically should review company policy statements to determine their adherence to the code of conduct.

•                  Instruct the independent accountants to advise in writing to the Audit Committee and management of the company of any matters identified through procedures followed for interim quarterly financial statements, such notification to be made prior to any public release.

•                  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.  Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•                  Review accounting and financial human resources and succession planning within the company.

•                  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•                  Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose at the company’s expense if, in its judgment, that is appropriate.

•                  Review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.

REVOCABLE PROXY

THE OHIO ART COMPANY

ANNUAL MEETING OF SHAREHOLDERS

JUNE 1, 2004

The undersigned hereby appoints Joseph A. Bockerstette and Jerry D. Kneipp, and each of them and each with power of substitution to vote the stock of the undersigned at the annual meeting of shareholders of THE OHIO ART COMPANY to be held June 1, 2004 or at any adjournment thereof, with all the powers the undersigned would possess if present.  The proxies are instructed to vote as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

This proxy is solicited by the Board of Directors

Please mark votes as in this example:  ☒

1.  ☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT the election of the three nominees listed (except as marked to the contrary below):

Neil H. Borden, Jr., William C. Killgallon, Frederick W. Axley

(INSTRUCTION:To withhold authority to vote for any individual nominee, mark “For all except” and write that nominee’s name in the space provided below:)

2.  In their discretion on all other matters which may properly come before the meeting.

Dated	, 2004

Signature of Shareholder
(Please sign name(s) exactly as imprinted.Executors, administrators, trustees, and others signing in a representative capacity should indicate the capacity in which they sign.)

PLEASE DATE, SIGN, AND RETURN THIS PROXY